SECOND AMENDMENT TO TRUST AGREEMENT
                           Effective November 1, 1999


                  This Amendment (the "Second Amendment"), amends the MASTER TRUST AGREEMENT FOR SBC COMMUNICATIONS INC. DEFERRED COMPENSATION PLANS AND OTHER EXECUTIVE BENEFIT PLANS (the "Trust Agreement"), between SBC COMMUNICATIONS INC., a Delaware corporation (the "Company"), formerly known as Southwestern Bell Corporation, BOSTON SAFE DEPOSIT AND TRUST COMPANY, successor Trustee, a Massachusetts trust company and wholly-owned indirect subsidiary of Mellon Bank Corporation (the "Trustee"), and BOSTON SAFE DEPOSIT AND TRUST COMPANY as successor trustee of each Participating Trust in the Trust Agreement (BOSTON SAFE DEPOSIT AND TRUST COMPANY acting in its capacity as the successor trustee of each Participating Trust is hereinafter referred to as the respective Participating Trust's "Participating Trust Trustee"), which Trust Agreement is incorporated herein by this reference.

                  WHEREAS, the Company and the Participating Trust Trustees are parties to a trust with the Trustee in accordance with the terms and conditions of the Trust Agreement, and

                  WHEREAS, the Trustee has accepted the trust established under the Trust Agreement and has agreed to hold, IN TRUST, all monies and other property transferred to it thereunder for the uses and purposes and upon the terms and conditions set forth therein, and

                  WHEREAS, the Trustee has further agreed to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under the Trust Agreement, and

                  WHEREAS, the Company wishes to amend the Trust Agreement consistent with the Amendment provision thereof, to permit the payment of trustee, actuary and investment manager fees and expenses from funds allocated to the Company's account maintained under the Trust Agreement, i.e., from funds not allocated to any Participating Trust, and

                   WHEREAS, the Participating Trust Trustees and the Trustee agree to the Amendment contained herein:

                  NOW, THEREFORE, the Company and the Participating Trust Trustees and the Trustee hereby agree as follows:

                  (1) Effective November 1, 1999, 3.6.2 of the Trust Agreement shall be and hereby is replaced by the following:


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                  3.6.2 The Company shall be responsible for the payment of the fees and expenses of this trust, including but not limited trustee fees, actuary fees and investment manager fees. The Company shall pay such fees and expenses or may direct the Trustee to pay such fees out of funds allocated to the Company's account maintained under this trust, i.e., from funds not allocated to any Participating Trust.

                  (2) Except as modified by this Second Amendment, all other terms and provisions of the Trust Agreement remain in full force and effect.

                   IN WITNESS WHEREOF, the Company and Participating Trust Trustees and the Trustee have caused this Second Amendment to be executed by their respective duly authorized officers on the date set forth below.



                                       Company: SBC COMMUNICATIONS INC.

Attest:
                                                By:  /s/ D.E. Kiernan
                                                     Its Senior Executive
                                                     Vice President and
                                                     Chief Financial Officer
/s/ Judith M. Sahm
Secretary

                                       Executed:  November 2, 1999

                                       Trustee:  BOSTON SAFE DEPOSIT AND TRUST
                                                 COMPANY

                                                 By:  /s/ Douglas M. Cook
Attest:                                               Its First Vice President


/s/ Kimberly A. Carr
Assistant Secretary                    Executed:  November 19, 1999

                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY as
                                    Participating Trust Trustee pursuant to the Trust Agreement for each of the following:

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN
                                        OF 1988

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN
                                        OF 1988 (EARLY PAYMENT OPTION)

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN

                                    o   SBC COMMUNICATIONS INC. MANAGEMENT
                                        DEFERRED COMPENSATION PLAN OF 1988

                                    o   SBC COMMUNICATIONS INC. MANAGEMENT
                                        DEFERRED COMPENSATION PLAN

                                    o   SBC COMMUNICATIONS INC. COMPENSATION
                                        DEFERRAL PLAN

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT SUPPLEMENTAL RETIREMENT
                                        INCOME PLAN

                                    o   SBC COMMUNICATIONS INC. PENSION BENEFIT
                                        PLAN-NONBARGAINED PROGRAM (BENEFITS IN
                                        EXCESS OF CODE SECTION 415 LIMITATIONS)

                                    o   SBC COMMUNICATIONS INC. PENSION MAKE-UP
                                        DUE TO DEFERRED COMPENSATION
                                        PARTICIPATION

                                    o   RESTATED TRUST NO. 3 FOR PACIFIC TELESIS
                                        GROUP EXECUTIVE SUPPLEMENTAL PENSION
                                        BENEFITS

                                    By: /s/ Douglas M. Cook
                                        Its First vice President


Attest:

/s/ Kimberly A. Carr                Executed:  November 19, 1999
Assistant Secretary

                                ACKNOWLEDGEMENTS



State of Texas          )
                        ) ss
County of Bexar         )

                  On this 1st day of November, in the year 1999, before me personally came Donald E. Kiernan, to me known, who being by me duly sworn, did depose and say that he is Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc., the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                          /s/ Linda J. Snoga
                                          Notary Public, State of Texas
                                          My Commission Expires
                                          January 21, 2002

                                ACKNOWLEDGEMENTS

Commonwealth of Massachusetts)
                             ) ss
County of Middlesex          )

                  On this 19th day of November, in the year 1999, before me personally came Douglas M. Cook, to me known, who being by me duly sworn, did depose and say that he is First Vice President of Boston Safe Deposit and Trust Company, the corporation described in and which executed the above instrument in the capacity as Trustee; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          /s/ Patricia S. Smith
                                          My Commission Expires
                                          May 10, 2002

                                ACKNOWLEDGEMENTS


Commonwealth of Massachusetts)
                             ) ss
County of Middlesex          )


                  On this 19th day of November, in the year 1999, before me personally came Douglas M. Cook, to me known, who, being by me duly sworn, did depose and say that he is First Vice President of Boston Safe Deposit and Trust Company, the corporation described in and which executed the above instrument in the capacity as Participating Trust Trustee pursuant to each Participating Trust Trustee Agreement; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                          /s/ Patricia S. Smith
                                          My Commission Expires
                                          May 10, 2002